                               HIPPOCAMPE SA
                       (A Development Stage Company)

                             FINANCIAL REPORT


                             DECEMBER 31, 2000

                          C  O  N  T  E  N  T  S



                                                                      Page

INDEPENDENT AUDITORS' REPORT                                             1

FINANCIAL STATEMENTS

   Balance sheets                                                        2
   Statements of operations and retained deficit                         3
   Statements of cash flows                                              4
   Notes to financial statements                                    5 - 10

                       INDEPENDENT AUDITORS' REPORT
                       ----------------------------


To the Shareholders
Hippocampe SA



We have audited the accompanying balance sheets of Hippocampe SA (a development stage company) as of December 31, 2000 and 1999, and the related statements of operations and retained deficit, and cash flows for the years ended December 31, 2000, 1999 and 1998, and for the period from May 2, 1990 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hippocampe SA (a development stage company) as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years ended December 31, 2000, 1999 and 1998, and for the period from May 2, 1990 (inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.




/s/ Peterson Sullivan P.L.L.C.
Seattle, Washington
March 15, 2001

                               HIPPOCAMPE SA
                       (A Development Stage Company)

                               BALANCE SHEETS
                         December 31, 2000 and 1999
                                 (In Euros)


                        U.S. Dollars
                     (Information Only)
                            2000               2000                1999
                     ------------------     ----------          ----------
            ASSETS

Current Assets
  Cash                   $  174,180         E  185,428          E   36,409
  Short-term investments    140,337            149,400              27,440
  Receivables                59,717             63,573              70,274
  Loan fees                  81,374             86,629                   -
  Prepaid expenses           10,598             11,282               2,806
                         ----------         ----------          ----------
    Total current assets    466,206            496,312             136,929

Patents and Other           121,010            128,825               9,238
                         ----------         ----------          ----------
                         $  587,216         E  625,137          E  146,167
                         ==========         ==========          ==========


            LIABILITIES

Current Liabilities
  Accounts payable       $  606,833         E  646,021          E  100,144
  Taxes and social
   costs payable            102,621            109,248              54,143
  Note payable              360,914            384,221                   -
  Other                       7,900              8,410               6,176
                         ----------         ----------          ----------
    Total current
     liabilities          1,078,268          1,147,900             160,463

Payable to Shareholders     227,517            242,209             242,209

Shareholders' Equity
  Common stock, E15.24 par
   value; 7,820 shares
   authorized, issued
   and outstanding          111,983            119,215             119,215
  Additional paid-in
   capital                  756,695            805,559                   -
  Deficit accumulated
   during the develop-
   ment stage            (1,587,247)        (1,689,746)           (375,720)
                         ----------         ----------          ----------
                           (718,569)          (764,972)           (256,505)
                         ----------         ----------          ----------
                         $  587,216         E  625,137          E  146,167
                         ==========         ==========          ==========



The accompanying notes are an integral part of these financial statements.

                               HIPPOCAMPE SA
                       (A Development Stage Company)

               STATEMENTS OF OPERATIONS AND RETAINED DEFICIT
              For the Years Ended December 31, 2000, 1999, 1998,
       and the Period from May 2, 1990 (Inception) to December 31, 2000
                                 (In Euros)


                                                                   Total
                                                                accumulated
                                                                   during
                                                                development
                                                               stage (May 2,
               U.S. Dollars                                       1990 to
            (Information Only)                                  December 31,
                  2000         2000         1999        1998        2000)
              -----------  -----------  ----------  ----------  ------------

Revenues      $    12,273  E    13,066  E   46,631  E   41,597  E   224,181

Expenses
  Research and
   development     94,891      101,019      93,902      70,239      362,466
  General and
   administrative 378,765      403,225      48,896      38,212      723,685
  Bank fee        756,694      805,559           -           -      805,559
  Interest         15,525       16,527           -           -       16,527
              -----------  -----------  ----------  ----------  -----------
                1,245,875    1,326,330     142,798     108,451    1,908,237
              -----------  -----------  ----------  ----------  -----------
Loss before
 income tax
 provision     (1,233,602)  (1,313,264)    (96,167)    (66,854)  (1,684,056)
Income tax
 provision            715          762       2,641         762        5,690
              -----------  -----------  ----------  ----------  -----------
Net loss       (1,234,317)  (1,314,026)    (98,808)    (67,616)  (1,689,746)

Retained
 deficit,
 beginning       (352,930)    (375,720)   (276,912)   (209,296)           -
              -----------  -----------  ----------  ----------  -----------
Retained
 deficit,
 ending       $(1,587,247) E(1,689,746) E (375,720) E (276,912) E(1,689,746)
              ===========  ===========  ==========  ==========  ===========
Basic and
 diluted loss
 per share    $   (157.84) E   (168.03) E   (12.64) E    (8.65) E   (216.08)
              ===========  ===========  ==========  ==========  ===========



The accompanying notes are an integral part of these financial statements.

                               HIPPOCAMPE SA
                       (A Development Stage Company)

                         STATEMENTS OF CASH FLOWS
            For the Years Ended December 31, 2000, 1999, 1998, and the Period from May 2, 1990 (Inception) to December 31, 2000
                                 (In Euros)


                                                                 Total
                                                              accumulated
                                                                 during
                                                              development
                                                             stage (May 2,
                                                                1990 to
                                                              December 31,
                            2000        1999        1998          2000)
                        -----------  ----------  ----------  --------------

Cash Flows From
 Operating Activities
  Net loss              E(1,314,026) E  (98,808) E  (67,616) E (1,689,746)
  Adjustments to
   reconcile net loss
   to net cash provided
   by (used in)
   operating activities
    Amortization             52,070      11,612       9,391       104,583
    Fee payable in
     common stock           805,559           -           -       805,559
    Decrease (increase)
     in receivables           6,701     (47,204)     (7,021)      (63,574)
    Increase in
     accounts payable       545,877      38,003      13,279       646,021
    Increase in taxes
     and social costs
     payable                 55,105      26,168      23,774       109,248
    Other                    (6,242)        137      (5,228)       (2,870)
                        -----------  ----------  ----------  ------------
      Net cash provided
       by (used in)
       operating
       activities           145,044     (70,092)    (33,421)      (90,779)

Cash Flows From
 Investing Activities
  Patents and other        (128,286)          -      (5,176)     (190,037)
  Short-term investments   (121,960)    (27,440)          -      (149,400)
                        -----------  ----------  ----------  ------------
      Net cash used in
       investing
       activities          (250,246)    (27,440)     (5,176)     (339,437)

Cash Flows From
 Financing Activities
  Proceeds from the
   issuance of common
   stock                          -           -           -       119,215
  Borrowings from
   shareholders                   -     103,815      68,723       242,208
  Increase in note
   payable and other
   short-term advances      384,221           -           -       384,221
  Loan fees                (130,000)          -           -      (130,000)
                        -----------  ----------  ----------  ------------
      Net cash provided
       by financing
       activities           254,221     103,815      68,723       615,644
                        -----------  ----------  ----------  ------------
      Net increase in
       cash                 149,019       6,283      30,126       185,428

Cash, beginning of
 period                      36,409      30,126           -             -
                        -----------  ----------  ----------  ------------
Cash, end of period     E   185,428  E   36,409  E   30,126  E    185,428
                        ===========  ==========  ==========  ============



The accompanying notes are an integral part of these financial statements.

                       NOTES TO FINANCIAL STATEMENTS

Note 1.  The Company and Summary of Significant Accounting Policies

Organization/Development Stage Company
--------------------------------------

Hippocampe SA ("the Company") was created in 1990 as a French company for the purpose of engaging in research and development of human health products. All of the Company's activities have been conducted in France. The Company's main research efforts have been concentrated in the prevention and treatment of the AIDS virus. The Company has established a network over the past ten years enabling it to work with education centers, research centers, pharmaceutical laboratories and biotechnology companies.

These financial statements have been prepared treating the Company as a development stage company. As of December 31, 2000, the Company had not performed any clinical testing and a commercially viable product is not expected for several more years. As such, the Company has not generated significant revenues. Revenues reported by the Company consist of incidental serum by-products of the Company's research and development activities. For the purpose of these financial statements, the development stage started May 2, 1990, which is the date when the Company was originally organized in France.

Effective December 13, 2000, Ichor Corporation ("Ichor") entered into an agreement to acquire 99.9% of the outstanding shares of the Company. Ichor is a United States company that has no significant operations. Ichor will exchange approximately 33 million of its common shares for the outstanding shares of the Company. The exchange is expected to be completed in early 2001 and will be accounted for as a reverse purchase, with the Company as the continuing entity.

Foreign Currency
----------------

Consistent with the location of its activities, beginning January 1, 1999, the Company adopted the euro as its corporate currency. Accordingly, the Company prepared its 2000 and 1999 financial statements in euros. The financial statements for prior years were prepared using French francs as the reporting currency and were restated in euros for each period presented using the Official Fixed Conversion Rate of E1 = FRF 6.55957. Therefore, the financial statements for prior years depict the same trends that would have been presented had they been presented in French francs. However, because they were originally prepared using French francs, they are not necessarily comparable to financial statements of a company which originally prepared its financial statements in a European currency other than the French francs and restated them in euros. All assets, liabilities, revenues and expenses have been reported using the above exchange rate, and no foreign exchange gains or losses have been recorded. There are no other potential elements for other comprehensive income so no statements of comprehensive income have been provided.

Short-Term Investments
----------------------

Short-term investments consist of certificates of deposit stated at cost. The fair value approximates cost based on the length to maturity and interest rate.

No interest was paid and income tax paid was not material during 2000, 1999 and 1998.

Revenue Recognition
-------------------

The Company records the sale of products when the products are delivered and the Company has only a security interest in the products should a customer default on payment.

Patents
-------

Patents represent fees paid to the French patent office. These fees are stated at historical cost and are amortized over five years.

Research and Development
------------------------

Research and development costs are expensed as incurred.

Taxes on Income
---------------

The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax laws or rates.

Earnings per Share
------------------

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period which was 7,820 shares for each period. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive securities. The common shares and warrants due to MFC Bank, discussed in Note 4, have not been reflected as issued for the purposes of computing earnings or loss per share since issuance would be antidilutive.

Estimates
---------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Standards
------------------------

Statement of Financial Accounting Standard No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133" defers the effective date of FASB No. 133 (as amended by Financial Accounting Standard No. 138). Because the Company does not engage in any derivative or hedging activities, there should be no impact on its consolidated financial statements.

Statement of Financial Accounting Standard No. 140 is generally effective on a prospective basis for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. Management has not determined the effect this standard may have on future financial statements.



Note 2.  Receivables



                                                2000          1999
                                             ----------    ----------

Trade receivables                            E   36,886    E   36,886
Refunds due from suppliers                        5,514        18,742
Value added tax                                  55,714        13,663
Other                                                 -         6,235
                                             ----------    ----------
                                                 98,114        75,526

Allowance for doubtful accounts                 (34,541)       (5,252)
                                             ----------    ----------
                                             E   63,573    E   70,274
                                             ==========    ==========



No collateral was required for the above receivables and they are expected to be collected in the normal course.

Note 3.  Taxes and Social Costs Payable


                                                2000          1999
                                             ----------    ----------

Social security and other social benefits    E   97,094    E   41,856
Income tax                                        1,882         1,117
Value added tax                                   7,672         5,447
Other                                             2,600         5,723
                                             ----------    ----------
                                             E  109,248    E   54,143
                                             ==========    ==========


Note 4.  Shareholders' Equity

The Company issued 7,820 shares of common stock in June 1990 for E119,215 in cash. There were no other transactions affecting shareholders' equity since inception except for results of operations and the transaction discussed in the following two paragraphs.

As part of the reverse purchase discussed in the Organization section of
Note 1, the Company agreed to pay a fee to MFC Merchant Bank SA ("MFC Bank") for locating Ichor and assisting with the reverse purchase. The parent of MFC Bank is an Ichor shareholder.

MFC Bank's fee is payable in common stock which had not been issued by December 31, 2000. The number of shares of common stock was calculated in compliance with the agreement where MFC Bank assisted the Company in the Ichor transaction. This agreement requires that MFC Bank receive 4% of Ichor's issued and outstanding common shares on a fully diluted basis which was calculated to be 50,446,353 shares. The fair value of the shares payable to MFC Bank at the measurement date, amounting to E805,559, has been considered additional paid-in capital in the balance sheet. Part of the fair value of these shares will be reclassified to common stock when the shares are issued.

In July 2000, the Company entered into a revolving term credit facility with MFC Bank. The facility allows the Company to borrow up to E1,300,000 at LIBOR plus 4% (approximately 8.9% at December 31, 2000) repayable on August 31, 2001, and is collateralized by all of the Company's assets plus any future patents. The Company borrowed E384,221 under this facility as of December 31, 2000. The fair value of this note approximates carrying value because the note is short-term and has a market rate of interest.
MFC Bank had also advanced E400,000 to the Company under an open account to pay current expenses.

The Company is to pay MFC Bank a E130,000 arrangement fee under the term credit facility and E10,000 per month for nine months as a retainer fee in addition to the common stock to be paid for assisting in the Ichor transaction. The arrangement fee is being amortized over the term of the loan and the retainer fee is expensed monthly beginning August 2000.

Under these agreements, the Company will issue warrants which entitle MFC Bank to purchase approximately 6,730,599 of the Company's common shares on a fully diluted basis. The warrants will entitle MFC Bank to convert an amount equal to the maximum of the credit facility including unpaid interest plus the arrangement and retainer fees. The warrants are exercisable within a three-year period beginning August 2000 at approximately E.2319 per common share. The warrants are to be granted when the reverse purchase is completed. The intrinsic value of any beneficial conversion feature will be calculated at the grant date using the Black-Scholes model. This amount, if any, will be recorded as paid-in capital and any amount allocated to the retainer fee will be expensed immediately with any remaining amount amortized over the remainder of the loan term on the interest method.


Note 5.  Transactions with Shareholders

Sales to a shareholder were E9,376 in 2000, E28,679 in 1999 and E0 in 1998. Trade receivables include E22,677 and E20,467 from this shareholder at December 31, 2000 and 1999, respectively.

The amounts payable to shareholders bear no interest, have no collateral, and are repayable upon the Company becoming profitable. Since the timing of the Company becoming profitable cannot be determined, the fair value of the amounts payable to shareholders cannot be determined. The Company is not expected to become profitable in the near-term, therefore, the amounts payable to shareholders have been classified as long-term.


Note 6.  Income Taxes

The reconciliation of income tax on income computed at the federal statutory rates to income tax expense is as follows:


                                           2000        1999        1998
                                        ----------  ----------  ----------

U.S. Federal statutory rates
  on loss from operations               E (446,769) E  (20,867) E  (11,924)

Tax differential on foreign loss                 -     (12,376)    (12,702)

Nondeductible fee to be paid
  in common stock                          275,414           -           -

Change in valuation allowance              172,117      35,884      25,388
                                        ----------  ----------  ----------
Income tax expense                      E      762  E    2,641  E      762
                                        ==========  ==========  ==========


Deferred tax asset is composed of the following:


                                       December 31,       December 31,
                                          2000               1999
                                       ------------       ------------

Difference in book and tax basis
 of amounts payable to shareholder
 and payable to MFC Bank               E    218,351       E     89,616

Legal and similar fees to be deducted
 for French tax purposes in 2001             43,382                   -
                                       ------------       -------------
                                            261,733              89,616
Less valuation allowance for deferred
 tax asset                                 (261,733)            (89,616)
                                       ------------       -------------
Net deferred tax asset                 E          -       E           -
                                       ============       =============



All of the Company's provision for income taxes was from French income. The Company had no net operating loss carryforwards as of December 31, 2000.



Note 7.  Commitments and Contingencies

The Company leases property under noncancelable operating leases through January 2006. Future minimum lease payments under noncancelable operating leases are as follows:

             2001              E   7,317
             2002                  7,317
             2003                  7,317
             2004                  7,317
             2005                  7,317



Total rent expense was E7,317, each for 2000, 1999 and 1998, respectively.

The Company is involved in various matters of litigation arising in the ordinary course of business. In the opinion of management, the estimated outcome of such issues will not have a material effect on the Company's financial statements.